MSTI HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of MSTI Holdings, Inc. (“MSTI”) and Newport Telecommunication Co. (“NTC”) after giving effect to our Asset Purchase Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. MSTI acquired the operations and substantially all of the assets of NTC on July 18, 2007. The proforma balance sheet was prepared as if the acquisition occurred on June 30, 2007 and the statements of operations were prepared as if the acquisition had occurred on the first day of each period presented.

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had MSTI and NTC been operating as combined entities for the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of MSTI included in our Form 10-QSB filed with SEC on August 14, 2007, and the historical financial statements included elsewhere in this Form 8-K/A.

MSTI Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2007

	Historical			Pro Forma
		Newport	Combined
	MSTI	Telecommunication	Total	Adjustments		Combined
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,378,989	$109,962	$5,488,951	$(109,962)	(1)	$4,378,989
				(1,020,000)	(1)
Accounts Receivable	108,531	230,441	338,972	(230,441)	(1)	108,531
Other current assets	1,194,161	-	1,194,161	-		1,194,161
Total current assets	6,681,681	340,403	7,022,084	(1,360,403)		5,661,681

Property and cable equipment, installation and other	3,913,579	635,849	4,549,428	32,258		4,581,686

Other Assets:
Due from affiliates	-	239,855	239,855	(239,855)	(1)	-
Goodwill and other intangibles, net	3,985,804	-	3,985,804	1,981,893	(1)	5,967,697
Other assets	67,403	-	67,403			67,403
Total other assets	4,053,207	239,855	4,293,062	1,742,038		6,035,100

TOTAL ASSETS	$14,648,467	$1,216,107	$15,864,574	$413,893		$16,278,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,490,059	$326,675	$1,816,734	$(326,675)	(1)	$1,590,059
				100,000	(1)
Due to affiliates	120,021	369,561	489,582	(369,561)	(1)	1,650,021
				1,530,000	(1)
Other	462,449	-	462,449	-		462,449
Total current liabilities	2,072,529	696,236	2,768,765	933,764		3,702,529

Long Term Liabilities:
Long-term debt	4,377,611	-	4,377,611	-		4,377,611
Total long term liabilities	4,377,611	-	4,377,611	-		4,377,611

Commitments and Contingencies	-	-	-	-		-

Stockholders’ Equity :
Common stock	29,387	-	29,387	-		29,387
Partners' capital	-	519,871	519,871	(519,871)	(1)	-
Additional paid-in capital	13,079,882	-	13,079,882	-		13,079,882
(Accumulated deficit) retained earnings	(4,910,942)	-	(4,910,942)	-		(4,910,942)
Stockholders’ equity	8,198,327	519,871	8,718,198	500,129		8,198,327
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,648,467	$1,216,107	$15,864,574	$413,893		$16,278,467

MSTI Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2007

	Historical		Pro Forma
		Newport
	MSTI	Telecommunication	Adjustments		Combined
	(unaudited)	(unaudited)

Total Revenue	$990,164	$1,002,028	$-		$1,992,192

Cost of Sales	1,559,450	245,461	-		1,804,911

Gross Profit (Loss)	(569,286)	756,567	-		187,281

Costs and Expenses:
Selling, General and Administrative	1,664,293	685,254	-		2,349,547
Employee Stock Options	43,026	-	-		43,026
Depreciation and Amortization	175,296	48,558	125,884	(2)	349,738
Total Operating Expense	1,882,615	733,812	125,884		2,742,311

Income (Loss) from Operations	(2,451,901)	22,755	(125,884)		(2,555,030)

Other Income (Expenses):
Interest Income	28,733	-	-		28,733
Interest Expense	(266,104)	-	-		(266,104)
Total Other Income (Expenses)	(237,371)	-	-		(237,371)
					-
Income (Loss) Before Provision for Income Taxes	(2,689,272)	22,755	(125,884)		(2,792,401)
	-				-

Income (Loss) before income taxes	(2,689,272)	22,755	(125,884)		(2,792,401)
Provision for Income Taxes	-	-			-
Net Income (Loss)	$(2,689,272)	$22,755	$(125,884)		$(2,792,401)

Loss per common share (basic and dilutive)	($0.15)				($0.16)
Weighted average common shares outstanding	17,419,484				17,419,484

MSTI Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year ended December 31, 2006

	Historical		Pro Forma
		Newport
	MSTI	Telecommunication	Adjustments		Combined

Total Revenue	$1,896,446	$1,851,135	$-		$3,747,581

Cost of Sales	2,346,448	416,067	-		2,762,515

Gross Profit (Loss)	(450,002)	1,435,068	-		985,066

Costs and Expenses:
Selling, General and Administrative	2,856,631	1,271,327	-		4,127,958
Depreciation and Amortization	323,862	97,738	251,469	(2)	673,369
Total Operating Expense	3,180,493	1,369,065	251,469		4,801,327

Income (Loss) from Operations	(3,630,495)	66,003	(251,469)		(3,816,261)

Other Income (Expenses):
Other Income	1,484	-	-		1,484
Interest Income	19	-	-		19
Interest Expense	(210,954)	-	-		(210,954)
Total Other Income (Expenses)	(209,451)	-	-		(209,451)
					-
Income (Loss) Before Provision for Income Taxes	(3,839,946)	66,003	(251,469)		(4,025,712)

Income (Loss) before income taxes	(3,839,946)	66,003	(251,469)		(4,025,712)
Provision for Income Taxes	(146,215)	-			(146,215)
Net Income (Loss)	$(3,693,731)	$66,003	$(251,469)		$(3,879,497)

Loss per common share (basic and dilutive)	($0.25)				($0.25)
Weighted average common shares outstanding	15,000,000				15,000,000

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The following unaudited pro forma condensed combined balance sheet is derived from the balance sheets of Newport Telecommunications Co., a New Jersey general partnership (“NTC”) and MSTI at June 30, 2007. The unaudited pro forma condensed combined balance sheet reflects our purchase of the operations and substantially all the assets of NTC. The proforma balance sheet was prepared as if the acquisition occurred on June 30, 2007 and the statements of operations were prepared as if the acquisition had occurred on the first day of each period presented.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

2. Newport Telecommunications Co., Acquisition

On July 18, 2007, MSTI Holdings, Inc. (“MSTI”), through a wholly owned operating subsidiary, acquired substantially all of the assets of Newport Telecommunications Co. (“NTC”), a New Jersey general partnership, relating to NTC’s business of providing broadband internet and telephone services to customers at certain residential and commercial properties in the development known as Newport in Jersey City, New Jersey (the “Acquisition”).

The total consideration paid in the Acquisition was $2,550,000, consisting of (i) 866,856 unregistered shares of Telkonet, Inc., which owns 63% interest in MSTI, equal to $1,530,000 (based on the average closing prices for Telkonet Common Stock for the ten trading days immediately prior to the closing date), and (ii) $1,020,000 in cash, subject to adjustments. The total consideration will be increased or decreased depending on the number of subscriber accounts acquired in the Acquisition that were in good standing at that time. The number will be determined within 120 days of the closing of the Acquisition. The stock certificates representing the Telkonet Common Stock, and $510,000 of the cash consideration were paid to U.S. Bank National Association, as escrow agent, to be released after the final determination of the number of subscriber accounts in good standing acquired in the Acquisition. In connection with the Acquisition, MSTI has agreed to either (a) pay Telkonet, Inc. $1,530,000 in cash or (b) issue to Telkonet, Inc. unregistered shares of our common stock equal to $1,530,000 (based at a price per share of our common stock equal to the lesser of (i) the closing price for our common stock on the day of the issuance of the shares of common stock to Telkonet, Inc. and (ii) $1.00 per share) as consideration for Telkonet, Inc.’s issuance of the Telkonet Common Stock to NTC.

The acquisition of NTC was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for NTC have been included in the Consolidated Statements of Operations since the date of acquisition.  The components of the purchase price were as follows:

As Reported June 30, 2007
Telkonet’s Common stock	$1,530,000
Cash	1,020,000
Direct acquisition costs	100,000
Total Purchase Price	$2,650,000

3. Allocation of Purchase Price:

Current assets	$-
Property, plant and equipment	668,107
Restrictive Covenant	100,000
Subscriber List (*)	1,881,893

Total assets acquired	2,650,000
Net assets acquired	$2,650,000

(*) As of July 18, 2007, $1,981,893 excess of fair value of the purchase price over the carrying amount of NTC’s net assets has been allocated to NTC’s subscriber list and a restrictive covenant. No allocation to other intangible assets has been included in the pro forma unaudited condensed consolidated balance sheet as such amount is currently believed to be immaterial. The final allocation of the purchase price is subject to adjustment upon detailed review of the net assets acquired and their fair values.

4. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)  Reflects the $2,650,000 acquisition of the assets and operations of Newport Telecommunications Co. by Microwave Satellite Technologies, Inc. comprised of $1,020,000 cash and 866,856 shares of common stock of Telkonet’s and accrued acquisition costs.

(2) Reflects the annualized amortization expense of the Newport Telecommunications Co. intangible assets based upon an eight-year amortization.